Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Investor contacts: Andrew Wamser (954) 769-7023 wamsera@autonation.com Robert Quartaro (954) 769-7342 quartaror@autonation.com

AutoNation Reports First Quarter 2017 Results

•	EPS from continuing operations was $0.97, up 8% compared to first quarter 2016 EPS from continuing operations of $0.90

•	Total revenue of $5.1 billion was flat compared to the year-ago period

•	Same store retail vehicle unit sales were flat compared to the year-ago period

FORT LAUDERDALE, Fla., (April 25, 2017) — AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported first quarter 2017 net income from continuing operations of $98 million, or $0.97 per share. First quarter 2016 net income from continuing operations totaled $96 million, or $0.90 per share.
First quarter 2017 revenue of $5.1 billion, and gross profit of $820 million were relatively flat compared to the year-ago period.
Mike Jackson, Chairman and Chief Executive Officer, said, “During the first quarter, we saw increasing used unit volumes as we focused on our One Price strategy, which is now fully rolled out at all AutoNation stores, and worked through the majority of the inventory that was previously on recall hold. We expect to see a sequential increase in the second quarter in both used unit volumes and gross profit per vehicle retailed.”
Segment Results
Segment results(1) for the first quarter 2017 were as follows:

First Quarter 2017 Segment Results

•	Domestic – Domestic segment income(2) was $61 million compared to year-ago segment income of $77 million, a decrease of 21%.

•	Import – Import segment income(2) was $72 million compared to year-ago segment income of $76 million, a decrease of 6%.

•	Premium Luxury – Premium Luxury segment income(2) was $81 million compared to year-ago segment income of $83 million, a decrease of 3%.
The first quarter conference call may be accessed by telephone at (888) 769-8515 (password: AutoNation) at 11:00 a.m. Eastern Time today or on AutoNation’s investor relations website at http://investors.autonation.com.
The webcast will also be available on AutoNation’s website under “Events & Presentations” following the call. A playback of the conference call will be available after 1:00 p.m. Eastern Time on April 25, 2017, through May 9, 2017, by calling (866)441-1051 (passcode: 5481).

(1)
AutoNation has three operating segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and FCA US; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Nissan, and Hyundai; and the

Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, and Audi.

(2)	Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation, America’s largest automotive retailer, through its bold leadership, innovation and its comprehensive brand extensions, is transforming the automotive industry. As of March 31, 2017, AutoNation owned and operated 372 new vehicle franchises from coast to coast. AutoNation has sold over 10 million vehicles, the first automotive retailer to reach this milestone. AutoNation’s success is driven by a commitment to delivering a peerless experience through customer-focused sales and service processes. Through its Drive Pink initiative, AutoNation is committed to drive out cancer, create awareness and support critical research. AutoNation continues to be a proud supporter of the Breast Cancer Research Foundation and other cancer-related charities.
Please visit investors.autonation.com, www.autonation.com, www.autonationdrive.com, www.twitter.com/autonation, www.twitter.com/CEOMikeJackson, www.facebook.com/autonation, and www.facebook.com/CEOMikeJackson, where AutoNation discloses additional information about the Company, its business, and its results of operations.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives, including our brand extension strategies, open safety recalls, and expectations for future results and the future performance of our franchises (including with respect to sales of used vehicles) and the automotive retail industry, as well as other statements that describe our objectives, goals, or plans are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic conditions, including conditions in the credit markets and changes in interest rates; new and used vehicle margins; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; our ability to successfully implement, and customer adoption of, our brand extension strategies; our ability to identify, acquire, and build out suitable locations in a timely manner; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; our ability to integrate successfully acquired and awarded franchises and to attain planned sales volumes within our expected time frames; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for acquisitions; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; the announcement of safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
(In millions, except per share data)

	Three Months Ended March 31,
	2017	2016
Revenue:
New vehicle	$2,796.2	$2,800.2
Used vehicle	1,240.9	1,241.6
Parts and service	845.1	820.4
Finance and insurance, net	221.6	223.1
Other	35.6	34.3
Total revenue	5,139.4	5,119.6
Cost of sales:
New vehicle	2,651.9	2,651.0
Used vehicle	1,163.9	1,150.6
Parts and service	474.1	465.7
Other	29.7	26.4
Total cost of sales	4,319.6	4,293.7
Gross profit	819.8	825.9
Selling, general, and administrative expenses	595.3	588.7
Depreciation and amortization	37.3	34.8
Other income, net	(19.5)	(5.0)
Operating income	206.7	207.4
Non-operating income (expense) items:
Floorplan interest expense	(21.5)	(18.9)
Other interest expense	(28.8)	(28.3)
Interest income	0.4	0.1
Other income (loss), net	3.0	(3.4)
Income from continuing operations before income taxes	159.8	156.9
Income tax provision	61.6	60.7
Net income from continuing operations	98.2	96.2
Loss from discontinued operations, net of income taxes	(0.1)	(0.3)
Net income	$98.1	$95.9
Diluted earnings (loss) per share*:
Continuing operations	$0.97	$0.90
Discontinued operations	$—	$—
Net income	$0.97	$0.89
Weighted average common shares outstanding	101.6	107.4
Common shares outstanding, net of treasury stock, at period end	101.3	103.1

* Earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2017	2016	$ Variance	% Variance
Revenue:
New vehicle	$2,796.2	$2,800.2	$(4.0)	(0.1)
Retail used vehicle	1,156.1	1,119.9	36.2	3.2
Wholesale	84.8	121.7	(36.9)	(30.3)
Used vehicle	1,240.9	1,241.6	(0.7)	(0.1)
Finance and insurance, net	221.6	223.1	(1.5)	(0.7)
Total variable operations	4,258.7	4,264.9	(6.2)	(0.1)
Parts and service	845.1	820.4	24.7	3.0
Other	35.6	34.3	1.3
Total revenue	$5,139.4	$5,119.6	$19.8	0.4
Gross profit:
New vehicle	$144.3	$149.2	$(4.9)	(3.3)
Retail used vehicle	74.9	93.7	(18.8)	(20.1)
Wholesale	2.1	(2.7)	4.8
Used vehicle	77.0	91.0	(14.0)	(15.4)
Finance and insurance	221.6	223.1	(1.5)	(0.7)
Total variable operations	442.9	463.3	(20.4)	(4.4)
Parts and service	371.0	354.7	16.3	4.6
Other	5.9	7.9	(2.0)
Total gross profit	819.8	825.9	(6.1)	(0.7)
Selling, general, and administrative expenses	595.3	588.7	(6.6)	(1.1)
Depreciation and amortization	37.3	34.8	(2.5)
Other income, net	(19.5)	(5.0)	14.5
Operating income	206.7	207.4	(0.7)	(0.3)
Non-operating income (expense) items:
Floorplan interest expense	(21.5)	(18.9)	(2.6)
Other interest expense	(28.8)	(28.3)	(0.5)
Interest income	0.4	0.1	0.3
Other income (loss), net	3.0	(3.4)	6.4
Income from continuing operations before income taxes	$159.8	$156.9	$2.9	1.8
Retail vehicle unit sales:
New	75,798	79,007	(3,209)	(4.1)
Used	60,608	58,103	2,505	4.3
	136,406	137,110	(704)	(0.5)
Revenue per vehicle retailed:
New	$36,890	$35,442	$1,448	4.1
Used	$19,075	$19,274	$(199)	(1.0)
Gross profit per vehicle retailed:
New	$1,904	$1,888	$16	0.8
Used	$1,236	$1,613	$(377)	(23.4)
Finance and insurance	$1,625	$1,627	$(2)	(0.1)
Total variable operations(1)	$3,232	$3,399	$(167)	(4.9)

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended March 31,
	2017 (%)	2016 (%)
Revenue mix percentages:
New vehicle	54.4	54.7
Used vehicle	24.1	24.3
Parts and service	16.4	16.0
Finance and insurance, net	4.3	4.4
Other	0.8	0.6
	100.0	100.0
Gross profit mix percentages:
New vehicle	17.6	18.1
Used vehicle	9.4	11.0
Parts and service	45.3	42.9
Finance and insurance	27.0	27.0
Other	0.7	1.0
	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	5.2	5.3
Used vehicle - retail	6.5	8.4
Parts and service	43.9	43.2
Total	16.0	16.1
Selling, general, and administrative expenses	11.6	11.5
Operating income	4.0	4.1
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	72.6	71.3
Operating income	25.2	25.1

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended March 31,
	2017	2016	$ Variance	% Variance
Revenue:
Domestic	$1,800.8	$1,848.2	$(47.4)	(2.6)
Import	1,631.7	1,675.0	(43.3)	(2.6)
Premium luxury	1,616.6	1,540.3	76.3	5.0
Total	5,049.1	5,063.5	(14.4)	(0.3)
Corporate and other	90.3	56.1	34.2	61.0
Total consolidated revenue	$5,139.4	$5,119.6	$19.8	0.4

Segment income*:
Domestic	$61.4	$77.4	$(16.0)	(20.7)
Import	71.7	76.1	(4.4)	(5.8)
Premium luxury	80.5	83.0	(2.5)	(3.0)
Total	213.6	236.5	(22.9)	(9.7)
Corporate and other	(28.4)	(48.0)	19.6
Add: Floorplan interest expense	21.5	18.9	2.6
Operating income	$206.7	$207.4	$(0.7)	(0.3)

* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	26,259	27,736	(1,477)	(5.3)
Import	34,315	35,781	(1,466)	(4.1)
Premium luxury	15,224	15,490	(266)	(1.7)
	75,798	79,007	(3,209)	(4.1)

Brand Mix - New Vehicle Retail Units Sold	Three Months Ended
	March 31,
	2017 (%)	2016 (%)
Domestic:
Ford, Lincoln	13.9	15.2
Chevrolet, Buick, Cadillac, GMC	10.8	11.3
Chrysler, Dodge, Jeep, Ram	9.9	8.6
Domestic total	34.6	35.1
Import:
Toyota	18.0	17.3
Honda	13.0	11.9
Nissan	7.3	9.1
Other Import	7.0	7.0
Import total	45.3	45.3
Premium Luxury:
Mercedes-Benz	8.1	8.2
BMW	4.7	4.2
Lexus	2.5	3.0
Audi	2.2	2.0
Other Premium Luxury (Land Rover, Porsche)	2.6	2.2
Premium Luxury total	20.1	19.6
	100.0	100.0

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended March 31,
	2017	2016
Capital expenditures (1)	$86.8	$50.7
Cash paid for acquisitions, net of cash acquired (2)	$5.8	$256.6
Proceeds from exercises of stock options	$21.5	$0.6
Stock repurchases:
Aggregate purchase price	$—	$370.6
Shares repurchased (in millions)	—	7.9

Floorplan Assistance and Expense	Three Months Ended March 31,
	2017	2016	Variance
Floorplan assistance earned (included in cost of sales)	$28.3	$29.3	$(1.0)
New vehicle floorplan interest expense	(20.2)	(17.9)	(2.3)
Net new vehicle inventory carrying benefit	$8.1	$11.4	$(3.3)

Balance Sheet and Other Highlights	March 31, 2017	December 31, 2016	March 31, 2016
Cash and cash equivalents	$56.3	$64.8	$47.8
Inventory	$3,692.6	$3,520.1	$3,927.8
Total floorplan notes payable	$3,868.5	$3,849.2	$4,039.4
Non-vehicle debt	$2,546.2	$2,720.6	$2,680.5
Equity	$2,434.2	$2,310.3	$2,090.6

New days supply (industry standard of selling days)	71 days	61 days	81 days
Used days supply (trailing calendar month days)	37 days	44 days	39 days

Key Credit Agreement Covenant Compliance Calculations (3)
Leverage ratio		2.56x
Covenant	less than or equal to	3.75x

Capitalization ratio		61.7%
Covenant	less than or equal to	70.0%

(1) Includes accrued construction in progress and excludes property associated with capital leases entered into during the period.
(2) Excludes capital leases and deferred purchase price commitments.
(3)Calculated in accordance with our credit agreement as filed with the SEC.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2017	2016	$ Variance	% Variance
Revenue:
New vehicle	$2,701.0	$2,718.1	$(17.1)	(0.6)
Retail used vehicle	1,127.9	1,086.2	41.7	3.8
Wholesale	79.7	117.7	(38.0)	(32.3)
Used vehicle	1,207.6	1,203.9	3.7	0.3
Finance and insurance, net	216.9	217.7	(0.8)	(0.4)
Total variable operations	4,125.5	4,139.7	(14.2)	(0.3)
Parts and service	820.3	794.9	25.4	3.2
Other	35.5	34.2	1.3
Total revenue	$4,981.3	$4,968.8	$12.5	0.3

Gross profit:
New vehicle	$138.9	$146.8	$(7.9)	(5.4)
Retail used vehicle	73.5	91.3	(17.8)	(19.5)
Wholesale	1.9	(2.4)	4.3
Used vehicle	75.4	88.9	(13.5)	(15.2)
Finance and insurance	216.9	217.7	(0.8)	(0.4)
Total variable operations	431.2	453.4	(22.2)	(4.9)
Parts and service	360.8	343.5	17.3	5.0
Other	5.8	7.6	(1.8)
Total gross profit	$797.8	$804.5	$(6.7)	(0.8)

Retail vehicle unit sales:
New	73,639	76,246	(2,607)	(3.4)
Used	59,131	55,960	3,171	5.7
	132,770	132,206	564	0.4

Revenue per vehicle retailed:
New	$36,679	$35,649	$1,030	2.9
Used	$19,075	$19,410	$(335)	(1.7)

Gross profit per vehicle retailed:
New	$1,886	$1,925	$(39)	(2.0)
Used	$1,243	$1,632	$(389)	(23.8)
Finance and insurance	$1,634	$1,647	$(13)	(0.8)
Total variable operations(1)	$3,233	$3,448	$(215)	(6.2)

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended March 31,
	2017 (%)	2016 (%)
Revenue mix percentages:
New vehicle	54.2	54.7
Used vehicle	24.2	24.2
Parts and service	16.5	16.0
Finance and insurance, net	4.4	4.4
Other	0.7	0.7
	100.0	100.0
Gross profit mix percentages:
New vehicle	17.4	18.2
Used vehicle	9.5	11.1
Parts and service	45.2	42.7
Finance and insurance	27.2	27.1
Other	0.7	0.9
	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	5.1	5.4
Used vehicle - retail	6.5	8.4
Parts and service	44.0	43.2
Total	16.0	16.2